Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Bradley Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

Costa Brava Partnership III L.P.
Roark, Rearden & Hamot, LLC
Roark, Rearden & Hamot Capital Management, LLC
Seth W. Hamot
Douglas E. Linton
John S. Ross

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On October 23, 2006, Costa Brava Partnership III L.P. issued a press release with respect to Bradley Pharmaceuticals, Inc.  A copy of the press release is filed herewith as Exhibit 1.

COSTA BRAVA PARTNERSHIP III L.P., ROARK, REARDEN & HAMOT, LLC, ROARK, REARDEN & HAMOT CAPITAL MANAGEMENT, LLC, SETH W. HAMOT, DOUGLAS E. LINTON AND JOHN S. ROSS (COLLECTIVELY, THE “PARTICIPANTS”) FILED A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (“SEC”) ON SEPTEMBER 29, 2006, TO BE USED TO SOLICIT VOTES FOR THE ELECTION OF ITS SLATE OF DIRECTOR NOMINEES AND CERTAIN BUSINESS PROPOSALS FOR USE AT THE 2006 ANNUAL MEETING OF SHAREHOLDERS OF BRADLEY PHARMACEUTICALS, INC.  INFORMATION RELATING TO THE PARTICIPANTS IS SET FORTH IN THE DEFINITIVE PROXY STATEMENT FILED WITH THE SEC.

STOCKHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

THE DEFINITIVE PROXY STATEMENT, FORM OF PROXY AND OTHER PROXY MATERIALS ARE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV.

Exhibit 1

Press Release
For Immediate Release

Contact
MacKenzie Partners, Inc.
Larry Dennedy: 212-929-5239

COSTA BRAVA ANNOUNCES A HAT TRICK!!  THIRD INDEPENDENT SHAREHOLDER ADVISORY FIRM RECOMMENDS BRADLEY SHAREHOLDERS SUPPORT COSTA BRAVA’S NOMINEES BY VOTING THE BLUE PROXY CARD

Boston, MA – October 23, 2006 – Today, Costa Brava Partnership III L.P. announced that a third independent shareholder advisory firm recommends that shareholders of Bradley Pharmaceuticals, Inc. (NYSE: BDY) vote Costa Brava’s BLUE proxy card and not management’s card.

With the recommendation made on Friday by Proxy Governance, Inc., three out of three independent shareholder advisory firms now recommend that Bradley shareholders support Costa Brava and vote the BLUE proxy card.

RECOMMENDATION

NAME OF INDEPENDENT SHAREHOLDER ADVIOSRY FIRM	Costa Brava (Blue Card)	Bradley Management (White Card)

Institutional Shareholder Services	YES	Do Not Vote
Glass Lewis & Co.	YES	Do Not Vote
Proxy Governance, Inc.	YES	Do Not Vote

Seth Hamot expressed his appreciation for Proxy Governance’s support:  “We are pleased that all three leading shareholder advisory firms saw through Bradley’s misleading rhetoric.  If elected, our nominees look forward to working constructively with our fellow directors and putting the noise of this proxy contest behind us.”

Explaining its support for Costa Brava’s nominees, Proxy Governance stated, “[W]e lack confidence that the board is truly independent and acting in the best interests of shareholders.”

Hamot added:  “We are the largest shareholder in Bradley, owning even more shares than Dan Glassman.  Our only interests are improving corporate performance and governance, and maximizing shareholder value.  If we win the election, our nominees will constitute only a minority of the board, which will still be controlled by the Glassman family.  Given that control of the board won’t change even if we win, we don’t understand why Bradley insists on spending the company’s money on a high-priced public relations firm and glossy mailings to keep shareholders from having a voice on the board.”

Proxy Governance believes that Costa Brava is already creating value for shareholders:  “Based on our analysis and available information . . . it appears that [Costa Brava’s] counter-solicitation – and not the board’s current strategy – is the catalyst for the company’s significantly improved stock price performance since June 2006.”  Proxy Governance went on to conclude, “[W]e believe that Costa Brava’s efforts have added value to the company’s stock price since the start of the counter-solicitation and are likely to do so in the future. Accordingly, we recommend that shareholders vote for [Costa Brava’s] slate and return the BLUE proxy card.”

Proxy Governance observed:  “We believe that the board has done ‘too little, too late’ to improve its board structure and internal controls.”  Proxy Governance then added that “change in the composition of the board is warranted at this time to alleviate board entrenchment and improve oversight.”

The meeting is only a few days away.  Costa Brava urges shareholders to vote the BLUE proxy card now, using a touch tone phone or the internet, by following the instructions on the BLUE proxy card that shareholders received in the mail.  Even if shareholders have already voted a proxy card sent to them by Bradley, they still have time to change their vote.  Shareholders have a right to vote the BLUE proxy card even if they already voted management’s card.

If shareholders have questions about Costa Brava’s campaign or require help voting their shares, they should call Costa Brava’s proxy solicitors, MacKenzie Partners, Inc., toll free at 800-322-2885 or 212-929-5500 (call collect).  Shareholders may also email questions to savebradley@mackenziepartners.com.

Thank you for your support.

Sincerely,

Costa Brava Partnership III L.P.

Permission to use quotations from the Proxy Governance, Inc. report was neither sought nor obtained.

COSTA BRAVA PARTNERSHIP III L.P., ROARK, REARDEN & HAMOT, LLC, ROARK, REARDEN & HAMOT CAPITAL MANAGEMENT, LLC, SETH W. HAMOT, DOUGLAS E. LINTON AND JOHN S. ROSS (COLLECTIVELY, THE “PARTICIPANTS”) FILED A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (“SEC”) ON SEPTEMBER 29, 2006, TO BE USED TO SOLICIT VOTES FOR THE ELECTION OF ITS SLATE OF DIRECTOR NOMINEES AND CERTAIN BUSINESS PROPOSALS FOR USE AT THE 2006 ANNUAL MEETING OF STOCKHOLDERS OF BRADLEY PHARMACEUTICALS, INC.  INFORMATION RELATING TO THE PARTICIPANTS IS SET FORTH IN THE DEFINITIVE PROXY STATEMENT FILED WITH THE SEC.

STOCKHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION.